Exhibit C
                                   ---------

                    Shenzhen Huading Financial Network Ltd.

                         Balance Sheet as of 12/31/99

                            (Management Prepared)


Cash                                                        $        0
Equipment                                                       44,118
Deferred Assets                                                301,470
                                                            ----------
TOTAL ASSETS                                                   345,588
                                                            ----------

Advances on Sales                                              100,490
                                                            ----------
TOTAL LIABILITIES                                              100,490
                                                            ----------

SHARE CAPITAL                                                  245,098
                                                            ----------

TOTAL LIABILITIES AND CAPITAL                               $  345,588
                                                            ==========

NOTE: The above Balance Sheet was taken from management prepared statements provided by HFN. They were expressed in a unit, known as an RMB, of which one equals 10,000 yuan. The yuan conversion used in translating to USD ($) is
8.16 yuan per one USD.